SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) or 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

The Gabelli Dividend & Income Trust

(Exact Name of Registrant as Specified in its Charter)

Delaware	80-0080998
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

One Corporate Center Rye, New York	10580-1422
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered

Name of each exchange on which each class is to be registered

% Series D Cumulative Preferred Shares	New York Stock Exchange, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates:  333-126480

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

Item 1.  Description of Registrant’s Securities to be Registered.

The section captioned “Description of the Series D Preferred and Series E Auction Rate Preferred” in the Registrant’s form of Prospectus filed as part of the Registrant’s Registration Statement on Form N-2/A (No. 333-126480), dated October             , 2005, is incorporated herein by reference.

Item 2. Exhibits.

The following exhibits have been filed with the Securities and Exchange Commission:

(1)           Form of Certificate for Common Shares(1)

(2)           Amended and Restated Agreement and Declaration of Trust of the Registrant(2)

(3)           Form of Certificate for     % Series D Cumulative Preferred Shares (“Series D Preferred Shares”)(3)

(4)           Form of Certificate for the Series E Auction Rate Preferred Shares(“ARS”)(4)

(5)           Statement of Preferences defining the rights of holders of the Series D Preferred Shares(5)

(6)           Statement of Preferences defining the rights of holders of the ARS(6)

(1)  Incorporated by reference to Exhibit EX-99 (D) to the Registrant's Registration Statement on Form N-2, (File Nos. 333-1081409 and 811-21423), as filed with the Securities and Exchange Commission on October 27, 2003.

(2)  Incorporated by reference to Exhibit EX-99(A) to the Registrant's Registration Statement on Form N-2, (File Nos. 333-1081409 and 811-21423), as filed with the Securities and Exchange Commission on November 24, 2003.

(3)  Incorporated by reference to Exhibit EX-99(2)(d)(i) to the Registrant's Registration Statement on Form N-2 (File Nos. 333-126480 and 811-21423), as filed with the Securities and Exchange Commission on July 8, 2005.

(4)  Incorporated by reference to Exhibit Ex-99(2)(d)(ii) to the Registrant's Pre-Effective Amendment No. 1 on Form N-2 (File Nos. 333-126480 and 811-21423), as filed with the Securities and Exchange Commission on September 28, 2005.

(5)  Incorporated by reference to Exhibit Ex-       to the Registrant's Pre-Effective Amendment No. 2 on Form N-2 (File Nos. 333-126480 and 811-21423), as filed with the Securities and Exchange Commission on October       , 2005.

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

The Gabelli Dividend & Income Trust
(Registrant)

Date: October 20, 2005	By:	/s/ Bruce N. Alpert
	Name:	Bruce N. Alpert
	Title:	President

(6)  Incorporated by reference to Exhibit Ex-         to the Registrant's Pre-Effective Amendment No. 2 on Form N-2 (File Nos. 333-126480 and 811-21423), as filed with the Securities and Exchange Commission on October       , 2005.